Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Petrohawk Energy Corporation on Form S-3 of our report, dated February 14, 2003, appearing in the Annual Report on Form 10-K of Petrohawk Energy Corporation for the year ended December 31, 2004. We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Hein & Associates LLP

Orange, California
May 11, 2005